Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries, Inc. Announces $75 Million Expanded Credit Facility, Extension of

Maturity and Reduced Borrowing Costs

HOUSTON, December 28, 2012 /PRNewswire-FirstCall/ — Flotek Industries, Inc. (NYSE: FTK - News) (“Flotek” or the “Company”) today announced that it has entered into an Amendment to its current credit facility with PNC Bank (“PNC”) that, among other terms, expands the size and extends the term of the facility, providing capital to refinance its outstanding convertible notes and reduce the cost of its current borrowings.

In total, the revised facility will provide Flotek with $75 million in borrowing capacity. The terms of the amended credit facility provide Flotek with access to a $50 million revolving credit facility, an increase from the current revolving credit facility of $35 million. In addition, PNC has extended Flotek a $25 million term loan which, combined with current cash on hand, will be used to refinance the Company’s existing convertible notes between now and mid-February at which time Flotek plans to redeem the remaining outstanding convertible notes. Both the revolver and term loan mature on December 26, 2017. Interest on the new facility will vary – based on the level of borrowings – between PNC’s base lending rate plus 0.50-1.50% or the London Interbank Overnight Rate (“LIBOR”) plus 1.50-2.50%, a substantial reduction from the 5.25% interest rate paid on the outstanding convertible notes.

“As we conclude 2012, Flotek could not be more pleased to complete this important step in our financial evolution and quest for greater financial strength and flexibility,” said John Chisholm, Flotek’s Chairman, President and Chief Executive Officer. “We are delighted to have PNC Bank as our partner now and into the future. This new credit arrangement not only allows us to put to rest any concerns regarding refinancing of our convertible notes but, more importantly, provides access to very affordable capital to accelerate Flotek’s future growth in our core oilfield technology businesses. Combined with Flotek’s industry-leading cash generation profile, the expanded revolving line of credit provides abundant capital to meet our internal growth needs in the months and years ahead.”

Chisholm continued, “With nearly $30 million of cash on our balance sheet today, Flotek is well positioned to finish the year in one of the strongest financial positions in the history of our Company, a testament to the hard work and dedication of the entire Flotek team over the past twelve months.”

A complete summary of the Amendment to the current facility can be found in a Form 8-K filed today with the U.S. Securities and Exchange Commission.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of innovative specialty chemicals and down-hole drilling and production equipment. Flotek manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.